CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.
THIRD AMENDMENT TO LOAN AGREEMENT
This THIRD AMENDMENT TO LOAN AGREEMENT (this “Amendment”), dated and effective as of May 9, 2023 (the “Third Amendment Effective Date”), is made by and among EVOLUS, INC., a Delaware corporation (as “Borrower” and a Credit Party), BIOPHARMA CREDIT PLC, a public limited company incorporated under the laws of England and Wales with company number 10443190 (as the “Collateral Agent”), BPCR LIMITED PARTNERSHIP, a limited partnership established under the laws of England and Wales with registration number LP020944 (as a “Lender”), and BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP, a Cayman Islands exempted limited partnership acting by its general partner, BioPharma Credit Investments V GP LLC (as a “Lender”).
Recitals
A.    Collateral Agent, Lenders and Borrower have entered into that certain Loan Agreement dated as of December 14, 2021, as amended by that certain First Amendment to Loan Agreement dated as of April 5, 2022 and that Second Amendment to Loan Agreement dated as of December 5, 2022 (the “Loan Agreement”).
B.    In accordance with Section 11.5 of the Loan Agreement, Borrower (acting for its own behalf and on behalf of the other Credit Parties), Collateral Agent and Lenders desire to amend the Loan Agreement on the terms and conditions set forth herein.
Agreement
Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement. The rules of interpretation set forth in the first paragraph of Section 13.1 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.
2.Amendments to Loan Agreement. Subject to Borrower having delivered to the Collateral Agent by electronic mail or facsimile a completed and executed Advance Request with respect to the Tranche B Loan Amount concurrent with Borrower’s execution and delivery of this Amendment on the Third Amendment Effective Date, which shall be irrevocable on and after the Third Amendment Effective Date shall bind Borrower to borrow fifty percent (50.0%) of the Tranche B Loan Amount on May 31, 2023 and fifty percent (50.0%) of the Tranche B Loan Amount on December 15, 2023:
a.The Loan Agreement shall be amended by adding as the fourth paragraph in Section 1 of the Loan Agreement the following:
“The Collateral Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Collateral Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Collateral Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.”
b.The Loan Agreement shall be amended by deleting in its entirety Section 2.2(a)(ii) of the Loan Agreement and replacing it as follows:
“(ii)    Each Lender severally agrees to make a term loan to Borrower on the Tranche B Closing Date in an original principal amount equal to such Lender’s Tranche B Commitment, which such term loan shall be funded in two equal portions as indicated in the Advance Request for the Tranche B Loan and described in the definition of Tranche B Closing Date (individually or collectively, as the context dictates, the “Tranche B Loan”.”
c.The Loan Agreement shall be amended by deleting in their entirety Sections 2.2(b)(i) and (b)(ii) of the Loan Agreement and replacing them as follows:
“(i)    “With respect to each Tranche A Loan, (A) Borrower shall make seven (7) equal quarterly principal payments of such Tranche A Loan, each in an amount equal to one-twelfth of the cumulative principal balance of such Tranche A Loan commencing on the first Payment Date that occurs following the 51st-month anniversary of the Tranche A Closing Date (the “Initial Principal Payment Date”) and continuing quarterly (each, a “Subsequent Principal Payment Date”), and (B) thereafter, Borrower shall make a principal payment of such Tranche A Loan in an amount equal to the remaining unpaid principal balance of such Tranche A Loan on the Term Loan Maturity Date; provided, however, that if any such date is not a Business Day, the applicable principal shall be due and payable on the Business Day immediately preceding such date.
(ii)    With respect to each Tranche B Loan, (A) Borrower shall make seven (7) equal quarterly principal payments of such Tranche B Loan, each in an amount equal to one-twelfth of the cumulative principal balance of such Tranche B Loan commencing on the Initial Principal Payment Date and continuing quarterly on each Subsequent Principal Payment Date, and (B) thereafter, Borrower shall make a principal payment of such Tranche B Loan in an amount equal to the remaining unpaid principal balance of such Tranche B Loan on the Term Loan Maturity Date; provided, however, that if any such date is not a Business Day, the applicable principal shall be due and payable on the Business Day immediately preceding such date.”
d.The Loan Agreement shall be amended by deleting in its entirety Section 2.2(c)(ii) of the Loan Agreement and replacing it as follows:
“(ii)    Upon a Change in Control, Borrower shall promptly, and in any event no later than ten (10) days after the consummation of such Change in Control, notify the Collateral Agent in writing of the occurrence of a Change in Control, which notice shall include reasonable detail as to the nature, timing and other circumstances of such Change in Control (such notice, a “Change in Control Notice”). Borrower shall prepay in full all of the Term Loans advanced by Lenders under this Agreement, no later than ten (10) Business Days after the consummation of such Change in Control, in an amount equal to the sum of (A) all unpaid principal and any and all accrued and unpaid interest with respect to the Term Loans (such interest to be calculated based on Term SOFR for the Interest Period during which such Change in Control is consummated), and (B) any and all amounts payable with respect to the prepayment under this Section 2.2(c)(ii) pursuant to Section 2.2(e) and Section 2.2(f) (as applicable), together with any and all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents (including pursuant to Section 2.4). The Collateral Agent will promptly notify each Lender of its receipt of the Change in Control Notice, and the amount of such Lender’s Applicable Percentage of such prepayment.”

e.The Loan Agreement shall be amended by deleting in its entirety Section 2.2(g) of the Loan Agreement and replacing it as follows:
“(g)    Any Makewhole Amount or Prepayment Premium payable as a result of any prepayment of the Term Loans pursuant to Section 2.2(c)(i) or Section 2.2(c)(ii) or as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), shall be presumed to be the liquidated damages sustained by each applicable Lender as the result of the early redemption and repayment of such Term Loan Notes and Borrower agrees that it is reasonable under the circumstances currently existing. BORROWER EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE REQUIREMENTS OF LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF ANY MAKEWHOLE AMOUNT OR PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH PREPAYMENT OR ACCELERATION OR OTHERWISE. Borrower expressly agrees that (to the fullest extent it may lawfully do so) that: (i) each Makewhole Amount and Prepayment Premium is reasonable and is the product of an arm’s-length transaction among sophisticated business people, ably represented by counsel; (ii) each Makewhole Amount and Prepayment Premium shall be payable notwithstanding the then-prevailing market rates at the time payment thereof is made; (iii) there has been a course of conduct among Lenders and Borrower giving specific consideration in this transaction for such agreement to pay each Makewhole Amount and Prepayment Premium; and (iv) Borrower shall be estopped hereafter from claiming differently than as agreed to in this Section 2.2(g) and Section 8.6. Borrower expressly acknowledges that its agreement to pay the Makewhole Amount and Prepayment Premium, as the case may be, to applicable Lenders as herein described is a material inducement to such Lenders to make any Credit Extension. Without affecting any of any Lender’s rights or remedies hereunder or in respect hereof, if Borrower fails to pay the applicable Makewhole Amount or Prepayment Premium when due, then the amount thereof shall thereafter bear interest until paid in full at the Default Rate.
f.The Loan Agreement shall be amended by deleting in its entirety Section 2.3(a)(i) of the Loan Agreement and replacing it as follows:
“(i)    Subject to Section 2.3(b) below, the principal amount outstanding under each Term Loan shall accrue interest at a per annum rate equal to Adjusted Term SOFR for the Interest Period therefor plus the Applicable Margin (the “Term Loan Rate”), which interest shall be payable quarterly in arrears in accordance with this Section 2.3.”
g.The Loan Agreement shall be amended by deleting in its entirety Section 2.3(a)(iii) of the Loan Agreement and replacing it as follows:
“(iii)    Interest is due and payable quarterly on each Interest Date, as calculated by the Collateral Agent (which calculations shall be deemed correct absent manifest error), commencing on the Interest Date occurring from and after the Third Amendment Effective Date; provided, however, that if any such date is not a Business Day, the applicable interest shall be due and payable on the Business Day immediately preceding such date.”
h.The Loan Agreement shall be amended by deleting in its entirety Section 2.3(d) of the Loan Agreement and replacing it as follows:
“(d)    Payments. Except as otherwise expressly provided herein, all Term Loan payments and any other payments hereunder by (or on behalf of) Borrower shall be made on the date specified herein to such bank account of each applicable Lender as such Lender (or the Collateral Agent) shall have designated in a written notice to Borrower delivered on or before the Tranche A Closing Date (which such notice may be updated by such Lender (or the Collateral Agent) by written notice to the Borrower from time to time after the Tranche A Closing Date). Except as otherwise expressly provided herein, interest is payable quarterly on each Interest Date. Payments of principal or interest received after 11:00 a.m. on such date are considered received at the opening of business on the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. When any payment is due on a day that is not a Business Day, such payment is due on the immediately preceding Business Day. All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest made hereunder and pursuant to any other Loan Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds. Any payments of principal or interest required to be paid under Section 2.2(b) or Section 2.3 hereof with respect to a Term Loan shall not be considered a prepayment hereunder unless so designated in writing by Borrower in accordance with Section 2.2(c)(i).”
i.The Loan Agreement shall be amended by deleting in its entirety Section 2.3(e) of the Loan Agreement and replacing it as follows:
“(e)    Conforming Changes. In connection with the use or administration of Term SOFR, the Collateral Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Collateral Agent will promptly notify Borrower and Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.”
j.The Loan Agreement shall be amended by adding as Section 2.3(f) of the Loan Agreement the following:
“(f)    Benchmark Replacement Setting.
(i)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Collateral Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.
(ii)    Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Collateral Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)    Notices; Standards for Decisions and Determinations. The Collateral Agent will promptly notify Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Collateral Agent will notify Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to sub-clause (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Collateral Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.3(f), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.3(f).
(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Collateral Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Collateral Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to sub-clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Collateral Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.”
k.The Loan Agreement shall be amended by replacing the phrase “…the United States of America, any state thereof or the District of Columbia...” in Section 2.6(d)(i) of the Loan Agreement with the phase “…the United States…”
l.The Loan Agreement shall be amended by adding, in alphabetical order, the following clauses (f) and (g) to Section 2.6 of the Loan Agreement:
“(f)    Tax Status of Borrower. Borrower is currently treated as a corporation for U.S. federal income tax purposes. Borrower shall not take any affirmative action (including not making any election under Section 301.7701-3(c) of the Treasury Regulations (or any successor provision) by way of filing an IRS Form 8832) to change its U.S. entity tax classification without the prior written consent of the Required Lenders.
(g)    Tax Reporting Assistance. Borrower shall use best efforts to assist any Lender (i) in the computation of accruals with respect to any “original issue discount” or “market discount” arising with respect to the Term Loans for U.S. federal income tax purposes, and (ii) with its compliance with any associated tax reporting or filing requirements of such Lender or its partners, members or beneficial owners.”
m.The Loan Agreement shall be amended by deleting in its entirety the lead-in to Section 3.2 of the Loan Agreement and replacing it as follows:
“Conditions Precedent to Tranche B Loan. Each Lender’s obligation to advance its Applicable Percentage of each portion of the Tranche B Loan Amount is subject to the satisfaction (or waiver in accordance with Section 11.5 hereof) of the following conditions:”
n.The Loan Agreement shall be amended by deleting in its entirety Section 3.2(d) of the Loan Agreement and replacing it as follows:
“(d)    no prepayment of the principal amount of the Tranche A Loan or any portion of the Tranche B Loan has been made, in whole or in part pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of the Tranche A Loan or the Tranche B Loan pursuant to Section 8.1(a); and”

o.The Loan Agreement shall be amended by deleting in its entirety Section 3.5 of the Loan Agreement and replacing it as follows:
“Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of each Term Loan set forth in this Agreement, to obtain the Term Loans, Borrower shall deliver to the Collateral Agent and Lenders by electronic mail or facsimile a completed Advance Request Form for the Term Loans executed by a Responsible Officer of Borrower (which notice shall be irrevocable on and after the date on which such notice is given and Borrower shall be bound to make a borrowing in accordance therewith), in which case each Lender agrees to advance an amount equal to its Applicable Percentage of the applicable Term Loan Amount to Borrower on the applicable Closing Date, by wire transfer of same day funds in Dollars, to such account(s) in the United States as may be designated in writing to the Collateral Agent by Borrower at least two (2) Business Days prior to such Closing Date; provided, however, that with respect to the Tranche B Loan, Borrower shall deliver to the Collateral Agent by electronic mail or facsimile, such completed Advance Request with respect to both portions of the Tranche B Loan Amount on the Third Amendment Effective Date, which shall specify that such borrowing shall be bifurcated, with fifty percent (50.0%) of the Tranche B Loan Amount to be advanced on May 31, 2023 and fifty percent (50.0%) of the Tranche B Loan Amount to be advanced on December 15, 2023; provided, further, that the borrowing of each portion of the Tranche B Loan Amount shall be subject to the Collateral Agent’s receipt of such completed Advance Request as well as the applicable conditions precedent set forth in Sections 3.2, 3.3 and 3.4.”
p.The Loan Agreement shall be amended by deleting in its entirety the phrase “..., CPRA…” in each of the first and second sentences of Section 4.19(l) of the Loan Agreement.
q.The Loan Agreement shall be amended by deleting in its entirety Section 8.6 of the Loan Agreement and replacing it as follows:
“8.6    Demand Waiver; Makewhole Amount; Prepayment Premium. Except for such notices as are expressly required under the terms of the Loan Documents, Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by the Collateral Agent on which Borrower is liable. Borrower acknowledges and agrees that if the maturity of all Obligations shall be accelerated pursuant to Section 8.1(a) by reason of the occurrence of an Event of Default, the applicable Makewhole Amount and Prepayment Premium that is payable pursuant to Section 2.2(e) and Section 2.2(f), as applicable, shall become due and payable by Borrower upon such acceleration, whether such acceleration is automatic or is effected by the Collateral Agent’s or any Lender’s declaration thereof, as provided in Section 8.1(a), and shall also become due and payable in the event the Obligations are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other similar means, and Borrower shall pay the applicable Makewhole Amount and Prepayment Premium that is payable pursuant to Section 2.2(e) and Section 2.2(f), as applicable, as compensation to Lenders for the loss of its investment opportunity and not as a penalty, and Borrower waives any right to object thereto in any voluntary or involuntary bankruptcy, insolvency or similar proceeding or otherwise.”
r.The Loan Agreement shall be amended by deleting in its entirety the Collateral Agent’s notice details in Section 9 of the Loan Agreement and replacing them as follows:
“BioPharma Credit Plc
c/o Link Group, Company Matters Ltd.
6th Floor
65 Gresham Street
London EC2V 7NQ
United Kingdom
Attn: Company Secretary
Tel: +44 01 392 477 500
Fax: +44 01 392 438 288
Email: biopharmacreditplc@linkgroup.co.uk

with copies (which shall not constitute notice) to:

Pharmakon Advisors, LP
110 East 59th Street, #2800
New York, NY 10022
Attn: Pedro Gonzalez de Cosio
Phone: +1 (212) 883-2296
Fax: +1 (917) 210-4048
Email: pharmakon@pharmakonadvisors.com

and

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036-6745
Attn: Geoffrey E. Secol
Phone: +1 (212) 872-8081
Fax: +1 (212) 872-1002
Email: gsecol@akingump.com”

s.The Loan Agreement shall be amended by deleting in its entirety Section 11.2(a) of the Loan Agreement and replacing it as follows:
“(a)    Borrower agrees to indemnify and hold harmless each of the Collateral Agent, Lenders and its and their respective Affiliates (and its or their respective successors and assigns) and each manager, member, partner, controlling Person, director, officer, employee, agent or sub-agent, advisor and affiliate thereof (each such Person, an “Indemnified Person”) from and against any and all Indemnified Liabilities; provided, however, that (i) Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the bad faith, gross negligence or willful misconduct of such Indemnified Person (or any of such Indemnified Person’s Affiliates or controlling Persons or any of their respective directors, officers, managers, partners, members, agents, sub-agents or advisors), in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction, (ii) Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities if and to the extent such Indemnified Liabilities arise from a material breach of any obligation of such Indemnified Person hereunder, and (iii) Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities if and to the extent such Indemnified Liabilities arise from any claim by one Indemnified Person against another Indemnified Person that does not relate to any act or omission of Borrower or any Credit Party (other than against the Collateral Agent or any intercreditor agent in their respective capacities as such), and (iv) no Credit Party shall be liable for any settlement of any claim or proceeding effected by any Indemnified Person without the prior written consent of such Credit Party (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with such consent or if there shall be a final judgment against an Indemnified Person, each of the Credit Parties shall, jointly and severally with each other Credit Parties, indemnify and hold harmless such Indemnified Person from and against any loss or liability by reason of such settlement or judgment in the manner set forth in this Agreement. This Section 11.2(a) shall not apply with respect to Taxes other than any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements arising from any non-Tax claim.”

t.The Loan Agreement shall be amended by deleting in its entirety Section 11.12 of the Loan Agreement and replacing it as follows:
“11.12    Electronic Execution of Documents. The words “execution,” “execute,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Requirements of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.”

u.The Loan Agreement shall be amended by deleting in its entirety clause (t) of the definition of Permitted Indebtedness in Section 13.1 of the Loan Agreement and replacing it as follows:
“(t)    Indebtedness of Borrower in the form of a working capital or revolving loan facility with a maximum credit line of no more than $15,000,000 (plus any ordinary course interest, fees and other amounts) at any time; provided, that, subject and pursuant to a subordination, intercreditor, or other similar agreement among the Collateral Agent, Borrower and the lender (or representative or agent thereof) under such facility, in form and substance reasonably satisfactory to the Collateral Agent and the lender (or representative or agent thereof) under such facility, such Indebtedness may be secured on a first-priority basis by Liens solely on (x) Collateral constituting (i) accounts receivable, (ii) finished product Inventory, (iii) all supporting obligations in respect of the foregoing and (iv) all proceeds of the foregoing, and (y) all other assets, other than Collateral, over which an accounts receivable-based revolving lender would customarily have a first priority Lien to secure the obligations under such facility, and such Liens may be senior in rank, order of priority and enforcement to the security interests and Liens of the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties in any of such assets to secure the Obligations at all times until all of the obligations under such facility have been paid, performed or discharged in full and Borrower has no further right to obtain any extension of credit thereunder; provided, further, that no Subsidiary shall guarantee, or provide a Lien to secure, the obligations under such facility without the prior written consent of the Collateral Agent or Required Lenders (in its or their sole discretion).”
v.The Loan Agreement shall be amended by deleting in its entirety clause (j) of the definition of Permitted Liens in Section 13.1 of the Loan Agreement and replacing it as follows:
“(j)    (i) Liens securing Indebtedness permitted under clause (t) of the definition of “Permitted Indebtedness” (including any extensions, refinancings, modifications, amendments and restatements of such Indebtedness permitted under clause (v) of the definition of “Permitted Indebtedness”), and (ii) Liens securing Indebtedness permitted under clause (d) of the definition of “Permitted Indebtedness” (including any extensions, refinancings, modifications, amendments or restatements of such Indebtedness permitted under clause (v) of the definition of “Permitted Indebtedness”); provided, that, such Lien does not extend to or cover any assets or properties other than those that are (x) subject to such Capital Lease Obligations or (y) acquired with or otherwise financed by such Indebtedness;”
w.The Loan Agreement shall be amended by deleting in its entirety each of the definitions of CCPA, Data Protection Laws, Governmental Authority, Health Care Laws, Indemnified Liabilities, Interest Date, Interest Period, Lender Expenses, Payment Date, Tranche A Closing Date, Tranche B Closing Date, Tranche B Commitment, Tranche B Loan Amount and Tranche B Makewhole Amount in Section 13.1 of the Loan Agreement and replacing them, in alphabetical order, as follows:
““CCPA” means the provisions of the California Consumer Privacy Act, as amended by the California Privacy Rights Act and codified at Cal. Civ. Code § 1798.100 et seq., with any implementing regulations.”

““Data Protection Laws” means any and all applicable foreign or domestic (including U.S. federal, state and local), statutes, ordinances, orders, rules, regulations, judgments, Governmental Approvals, or any other requirements of Governmental Authorities relating to privacy, security, notification of breaches, or confidentiality of personal data (including individually identifiable information) or and other sensitive information, in each case, in any manner applicable to any Credit Party or any of its Subsidiaries, including, to the extent applicable, HIPAA, Section 5 of the FTC Act and other consumer protection laws, GDPR, PIPEDA, CCPA and other comprehensive state privacy laws, CMIA and other U.S. state medical information privacy laws and genetic testing laws.”

““Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency (including Regulatory Agencies and data protection authorities), government department, authority, instrumentality, regulatory body, commission, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.”
““Health Care Laws” means, collectively: (a) applicable federal, state or local laws, rules, regulations, codes, orders, ordinances, statutes and requirements issued under or in connection with Medicare, Medicaid or any other Government Payor Program; (b) applicable federal and state laws and regulations governing the privacy, security, confidentiality, or notification of breaches regarding health information, including HIPAA and Section 5 of the FTC Act; (c) applicable federal, state and local fraud and abuse laws of any Governmental Authority, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes; (d) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173) and the regulations promulgated thereunder; (e) the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h); (f) any applicable reporting and disclosure requirements, including any arising under Section 603 of the Veteran’s Health Care Act (Quarterly and Annual Non-Federal Average Manufacturer Price and Federal Ceiling Price), Best Price, Federal Supply Schedule Contract Prices and Tricare Retail Pharmacy Refunds, and Medicare Part D; (g) health care laws, rules, codes, statutes, regulations, orders, ordinances and requirements pertaining to Medicare or Medicaid; (h) federal, state or local laws, rules, regulations, ordinances, statutes and requirements relating to (x) the regulation of managed care, third party payors and Persons bearing the financial risk for the provision or arrangement of health care services, (y) billings to insurance companies, health maintenance organizations and other Managed Care Plans or otherwise relating to insurance fraud and (z) any insurance, health maintenance organization or managed care Requirements of Law; (i) the interoperability, information blocking, and health information technology certification regulations promulgated under the 21st Century Cures Act (to the extent effective); (j) CDC regulations (including regulations implemented by the CDC Division of Select Agents and Toxins (“DSAT”) or otherwise relating to the Federal Select Agent Program (“FSAP”), such as 7 C.F.R. Part 331, 9 C.F.R. Part 121, and 42 C.F.R. Part 73); and (k) any other applicable domestic or foreign health care laws, rules, codes, regulations, manuals (to the extent such manuals are binding and have the force of law), orders, ordinances, and statutes relating to the research, development, testing, approval, licensure, post-approval or post-licensure monitoring, reporting, manufacture, production, packaging, labeling, use, commercialization, marketing, promotion, advertising, importing, exporting, storage, transport, offer for sale, distribution or sale of or payment for Product.”
““Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims, actions, judgments, suits, costs, reasonable and documented out-of-pocket fees, expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented fees, expenses and disbursements of one counsel for Indemnified Persons plus, as applicable, one local legal counsel in each relevant material jurisdiction and one intellectual property legal counsel, and in the case of an actual or perceived conflict of interest, one additional counsel for such affected Indemnified Persons, in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened in writing by any Person, whether or not any such Indemnified Person shall have commenced such proceeding or hearing or be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnified Persons in enforcing any indemnity hereunder) whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnified Person, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including any Lender’s agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan

Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of any guaranty of the Obligations)).”
““Interest Date” means the last day of each calendar quarter, commencing with the last day of the calendar quarter during which the Third Amendment Effective Date occurs.”
““Interest Period” means: (a) as to each Term Loan, (i) with respect to the Tranche A Loan, the period commencing on (and including) the Tranche A Closing Date and ending on (and including) the first Interest Date occurring from and after the Third Amendment Effective Date, and (ii) with respect to the Tranche B Loan, the period commencing on (and including) the Tranche B Closing Date and ending on (and including) the first Interest Date following the Tranche B Closing Date; and (b) thereafter, with respect to each Term Loan, each period beginning on (and including) the first day following the end of the preceding Interest Period and ending on the earlier of (and including) (i) the next Interest Date and (ii) the Term Loan Maturity Date.”

““Lender Expenses” means, collectively:

(a)    all reasonable and documented out-of-pocket fees and expenses of the Collateral Agent and, as applicable, each Lender (and their respective successors and assigns) and their respective Related Parties (including the reasonable and documented out-of-pocket fees, expenses and disbursements of any legal counsel, manufacturing consultants or intellectual property experts (it being agreed that such consultant or expert fees, expenses and disbursements shall be limited to one such consultant and one such expert for the Collateral Agent, Lenders and such Related Parties, taken as a whole and in the case of an actual or perceived conflict of interest, one additional legal counsel for such affected Indemnified Person) therefor, (i) incurred in connection with developing, preparing, negotiating, syndicating, executing and delivering, and interpreting, investigating and administering, the Loan Documents (or any term or provision thereof), any commitment, proposal letter, letter of intent or term sheet therefor or any other document prepared in connection therewith, (ii) incurred in connection with the consummation and administration of any transaction contemplated therein, (iii) incurred in connection with the performance of any obligation or agreement contemplated therein, (iv) incurred in connection with any modification or amendment of any term or provision of, or any supplement to, or the termination (in whole or in part) of, any Loan Document, (v) incurred in connection with internal audit reviews and Collateral audits, or (vi) otherwise incurred with respect to the Credit Parties in connection with the Loan Documents, including any filing or recording fees and expenses; and

(b)    all reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Agent and each Lender (and their respective successors and assigns) and their respective Related Parties (including the reasonable and documented out-of-pocket fees, expenses and disbursements of any legal counsel therefor for the Collateral Agent, Lenders and such Related Parties taken as a whole and in the case of an actual or perceived conflict of interest, one additional legal counsel for such affected Indemnified Person) in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out,” (ii) the enforcement or protection or preservation of any right or remedy under any Loan Document, any Obligation, with respect to any of the Collateral or any other related right or remedy, or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any Insolvency Proceeding) related to any Credit Party or any Subsidiary of any Credit Party in respect of any Loan Document or Obligation, or otherwise in connection with any Loan Document or Obligation (or the response to and preparation for any subpoena or request for document production relating thereto); provided, that, except with respect to an Insolvency Proceeding, to the extent such enforcement entails the Collateral Agent or any Lender commencing legal action of any sort against Borrower, any fees and expenses incurred in connection therewith shall only be payable by Borrower to the extent the Collateral Agent or any Lender is successful in such legal action.”

““Payment Date” means, with respect to the Term Loans and as the context dictates: (a) the Initial Principal Payment Date; (b) thereafter, each Subsequent Principal Payment Date; and (c) the Term Loan Maturity Date.”

““Tranche A Closing Date” means the date on which the Tranche A Loan is advanced by Lenders, which is December 29, 2021.”

““Tranche B Closing Date” means the date on which the Tranche B Loan is advanced by Lenders, which, as indicated in the Advance Request for the Tranche B Loan and subject to the satisfaction of the conditions precedent to the Tranche B Loan set forth in Section 3.2, Section 3.3, Section 3.4 and Section 3.5, shall be (a) May 31, 2023 with respect to fifty percent (50.0%) of the Tranche B Loan Amount and (b) December 15, 2023 with respect to the remaining fifty percent (50.0%) of the Tranche B Loan Amount.”

““Tranche B Commitment” means, with respect to any Lender, each commitment of such Lender to make the Credit Extensions relating to the Tranche B Loan on the Tranche B Closing Date in the aggregate principal amount set forth opposite such Lender’s name on Exhibit D attached hereto; provided, however, that the parties hereto agree that each such commitment, and any obligations of such Lender hereunder with respect thereto, shall terminate automatically without any further action by any party hereto and be of no further force and effect if (x) any prepayment, in whole or in part, of principal amount of the Tranche A Loan is made pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of the Tranche A Loan pursuant to Section 8.1(a) on or before the Tranche B Closing Date or (y) the Tranche B Closing Date does not occur on or before December 31, 2023 (in either of which case, for purposes of this Agreement, such Lender’s Tranche B Commitment equals zero).”
““Tranche B Loan Amount” means an original principal amount requested by Borrower of not more than Fifty Million Dollars ($50,000,000.00), which shall amount shall be bifurcated in two $25,000,000.00 portions as indicated in the Advance Request for the Tranche B Loan; provided, that if either of the events described clauses (x) or (y) in the proviso to the definition of “Tranche B Commitment” occurs, the Tranche B Loan Amount, for purposes of this Agreement, equals zero or Twenty-Five Million Dollars ($25,000,000.00), as applicable).”

““Tranche B Makewhole Amount” means, as of any date of prepayment of the Tranche B Loan occurring prior to the 2nd-year anniversary of the Tranche B Closing Date, an amount equal to the sum of all interest that would have accrued and been payable from such date of prepayment through the 2nd-year anniversary of the Tranche B Closing Date on the amount of principal prepaid; provided, that, the Tranche B Closing Date is May 31, 2023 for purposes of determining whether a Tranche B Makewhole Amount is due and owing hereunder with respect to the portion of the Tranche B Loan Amount funded on May 31, 2023, and the Tranche B Closing Date is December 15, 2023 for purposes of determining whether a Tranche B Makewhole Amount is due and owing hereunder with respect to the portion of the Tranche B Loan Amount funded on December 15, 2023.”

x.The Loan Agreement shall be amended by deleting in its entirety each of the definitions of Alternate Benchmark Rate, Alternate Benchmark Rate Start Date, CPRA, Early Opt-in Determination, Interest Rate Determination Date, LIBOR Rate, LIBOR Rate Replacement Date, and LIBOR Rate Transition Event in Section 13.1 of the Loan Agreement.
y.The Loan Agreement shall be amended by adding, in alphabetical order, each of the following definitions to Section 13.1 of the Loan Agreement:
““Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.”

““Applicable Margin” means, for any day, as to any Term Loan, a rate per annum equal to eight and one-half percent (8.50%).”

““Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.3(e).”

““Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.3(e).”

““Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Collateral Agent for the applicable Benchmark Replacement Date:

(a)    the sum of (i) Daily Simple SOFR and (ii) 0.170% (17.0 basis points); or

(b)    the sum of: (i) the alternate benchmark rate that has been selected by the Collateral Agent and Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment;

provided that, if the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.”

““Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Collateral Agent and Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.”

““Benchmark Replacement Date” means a date and time determined by the Collateral Agent in its reasonable discretion, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); and

(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).”

““Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).”

““Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.3(e) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.3(e).”

““CMIA” means the California Confidentiality of Medical Information Act, codified at Cal. Civ. Code pt. 2.6 § 56 et seq.”

““Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of

“Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Collateral Agent decides (after consultation with Borrower) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Collateral Agent in a manner substantially consistent with market practice (or, if the Collateral Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Collateral Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Collateral Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).”

““Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Collateral Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for bilateral business loans; provided, that if the Collateral Agent decides that any such convention is not administratively feasible for the Collateral Agent, then the Collateral Agent may establish another convention in its reasonable discretion.”

““Floor” means a rate of interest equal to 1.00% per annum.”

““Initial Principal Payment Date” is defined in Section 2.2(b)(i).”

““Periodic Term SOFR Determination Day” has the meaning specified in the definition of Term SOFR.”

““Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.”

““Section 5 of the FTC Act” means the Section 5(a) of the U.S. Federal Trade Commission Act (15 U.S.C. § 45), which prohibits unfair and deceptive acts or practices in or affecting commerce and serves as the primary basis for U.S. Federal Trade Commission authority on privacy and security.”

““SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.”

““SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).”

““Subsequent Principal Payment Date” is defined in Section 2.2(b)(i).”

““Term SOFR” means, for any day in any calendar month, the Term SOFR Reference Rate for a tenor of three (3) months on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days’ prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.”

““Term SOFR Adjustment” means a percentage equal to 0.170% per annum.”

““Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Collateral Agent in its reasonable discretion).”

““Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.”
““Third Amendment Effective Date” means May 9, 2023.”

““U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.”

z.The Loan Agreement shall be amended by deleting in their entirety the Tranche B Commitments of each Lender in Exhibit D of the Loan Agreement and replacing each of them as follows:
“Tranche B Commitment:
$12,500,000.00 (May 31, 2023)
$12,500,000.00 (December 15, 2023)”
aa.The Loan Agreement shall be amended by deleting in its entirety the notice details of each Lender in Exhibit D of the Loan Agreement and replacing them as follows:
“BPCR LIMITED PARTNERSHIP
c/o Link Group, Company Matters Ltd.
6th Floor
65 Gresham Street
London EC2V 7NQ
United Kingdom
Attn: Company Secretary
[***]

with copies (which shall not constitute notice) to:

PHARMAKON ADVISORS, LP
110 East 59th Street, #2800
New York, NY 10022
Attn: Pedro Gonzalez de Cosio
[***]
and
AKIN GUMP STRAUSS HAUER & FELD LLP
One Bryant Park
New York, NY 10036-6745
Attn: Geoffrey E. Secol
[***]

“BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP
c/o BioPharma Credit Investments V GP LLC
c/o Walkers Corporate Limited

190 Elgin Avenue,
George Town, Grand Cayman KY1-9008
Attn: Pedro Gonzalez de Cosio

with copies (which shall not constitute notice) to:

PHARMAKON ADVISORS, LP
110 East 59th Street, #2800
New York, NY 10022
Attn: Pedro Gonzalez de Cosio
[***]
and

AKIN GUMP STRAUSS HAUER & FELD LLP
One Bryant Park
New York, NY 10036-6745
Attn: Geoffrey E. Secol
[***]”

ab.The Loan Agreement shall be amended by deleting in its entirety Exhibits B-1 and B-2 to the Loan Agreement and replacing them with Exhibits B-1 and B-2 attached to this Amendment.
3.Representations and Warranties; Reaffirmation; Covenant to Deliver.
a.Borrower hereby represents and warrants to each Lender and the Collateral Agent as follows:
i.Borrower has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated hereby.
ii.This Amendment has been duly executed and delivered by Borrower and is the legally valid and binding obligation of such Person, enforceable against such Person in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general principles of equity.
iii.The execution, delivery and performance by Borrower of this Amendment have been duly authorized and do not and will not: (A) contravene the terms of such Person’s Operating Documents; (B) violate any Requirements of Law, except to the extent that such violation could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (C) conflict with or result in any breach or contravention of, or require any payment to be made under any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or affecting such Person or the assets or properties of such Person or any of its Subsidiaries or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Person or any of its properties or assets are subject, except to the extent that such conflict, breach, contravention or payment could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (D) require any Governmental Approval, or other action by, or notice to, or filing with, any

Governmental Authority (except such Governmental Approvals or other actions, notices and filings which have been duly obtained, taken, given or made on or before the Third Amendment Effective Date and are in full force and effect), except for those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (E) require any approval, consent, exemption or authorization, or other action by, or notice to, or filing with, any Person other than a Governmental Authority, including such Person’s stockholders, members or partners, (except such approvals, consents, exemptions, authorizations, actions, notices and filings which have been or will be duly obtained, taken, given or made on or before the Third Amendment Effective Date and are in full force and effect), except for those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; or (F) constitute a material breach of or a material default under (which such default has not been cured or waived) or an event of default (or the equivalent thereof, however described) under, or could reasonably be expected to give rise to the cancellation, termination or invalidation of or the acceleration of such Person’s or any Subsidiary’s obligations under, any Material Contract.
iv.Both before and immediately after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.
b.Borrower hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Amendment, except as expressly provided herein. By executing this Amendment, Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment.
4.References to and Effect on Loan Agreement. Except as specifically set forth herein, this Amendment shall not modify or in any way affect any of the provisions of the Loan Agreement, which shall remain in full force and effect and is hereby ratified and confirmed in all respects. On and after the Third Amendment Effective Date, all references in the Loan Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Loan Agreement as amended by this Amendment.
5.Successors and Assigns. This Amendment binds and is for the benefit of Borrower, the other Credit Parties, Lenders and Collateral Agent and each of their respective successors and permitted assigns.
6.Governing Law; Venue; Jury Trial Waiver. This Amendment shall be construed in accordance with and governed by the law of the State of New York. The provisions of Section 10 (Choice of law, Venue and Jury Trial Waiver Etc.) of the Loan Agreement shall apply hereto as if more fully set forth herein as if references therein to “this Agreement” were references to this Amendment.
7.Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for under any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned hereto have caused this Amendment to be executed as of the date first written above by each of their officers thereunto duly authorized.
EVOLUS, INC.,
as Borrower and a Credit Party on its own behalf and on behalf of each other Credit Party

By__/s/ Sandra Beaver______________________________
Name: Sandra Beaver
Title: CFO

[Signature page to Third Amendment to Loan Agreement]

BIOPHARMA CREDIT PLC,
as Collateral Agent
By: Pharmakon Advisors, LP,
    its Investment Manager
    By: Pharmakon Management I, LLC,
    its General Partner
By__/s/ Pedro Gonzalesz de Cosio__________________
Name: Pedro Gonzalez de Cosio
Title: Managing Member
BPCR LIMITED PARTNERSHIP,
as a Lender

By: Pharmakon Advisors, LP,
    its Investment Manager

    By: Pharmakon Management I, LLC,
    its General Partner

By__/s/ Pedro Gonzalesz de Cosio__________________
Name: Pedro Gonzalez de Cosio
Title: Managing Member

BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP,
as Lender
By:    BioPharma Credit Investments V GP LLC,
    its general partner

    By: Pharmakon Advisors, LP,
    its Investment Manager
By__/s/ Pedro Gonzalesz de Cosio__________________
Name: Pedro Gonzalez de Cosio
Title: CEO and Managing Member

[Signature page to Third Amendment to Loan Agreement]

EXHIBIT B-1
THIS TRANCHE A NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). HOLDERS OF THIS TRANCHE A NOTE SHOULD CONTACT LAUREN SILVERNAIL, CHIEF FINANCIAL OFFICER, EVOLUS, INC., 520 NEWPORT CENTER, DRIVE SUITE 1200, NEWPORT BEACH, CA 92660 IN WRITING TO OBTAIN (1) THE ISSUE PRICE AND ISSUE DATE OF THIS TRANCHE A NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS TRANCHE A NOTE AND (3) THE YIELD TO MATURITY OF THIS TRANCHE A NOTE.
AMENDED AND RESTATED SECURED TRANCHE A LOAN PROMISSORY NOTE
$37,500,000.00.00    Dated: __________, 2023
FOR VALUE RECEIVED, the undersigned, EVOLUS, INC., a Delaware corporation (“Borrower”), HEREBY PROMISES TO PAY to [BPCR LIMITED PARTNERSHIP] [BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP] (“Lender”), or its registered assignees, the principal amount of THIRTY-SEVEN MILLION AND FIVE HUNDRED THOUSAND DOLLARS AND NO CENTS ($37,500,000.00), plus interest on the aggregate unpaid principal amount of this Amended and Restated Secured Tranche A Loan Promissory Note (this “Tranche A Note”) at a per annum rate equal to Adjusted Term SOFR for the Interest Period therefor plus the Applicable Margin, and in accordance with the terms of the Loan Agreement dated as of December 14, 2021 by and among Borrower, Lender, BioPharma Credit PLC, as Collateral Agent, the other Lenders from time to time party thereto and the other parties thereto (as may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount, all accrued and unpaid interest hereunder, all due and unpaid Lender Expenses and any other amounts payable under the Loan Documents shall be due and payable on the Term Loan Maturity Date. This Amended and Restated Secured Tranche A Loan Promissory Note amends and restates in its entirety that certain Secured Tranche A Loan Promissory Note, dated December 29, 2021, in the aggregate principal amount of Thirty-Seven Million and Five Hundred Thousand Dollars and Zero Cents ($37,500,000.00). Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.
Borrower shall make seven (7) equal quarterly principal payments of the Tranche A Loan, each in an amount equal to one-twelfth of the cumulative principal balance of the Tranche A Loan, commencing on the Initial Principal Payment Date and continuing quarterly on each Subsequent Principal Payment Date and, thereafter, Borrower shall make a principal payment of the Tranche A Loan in an amount equal to the remaining unpaid principal balance of the Tranche A Loan on the Term Loan Maturity Date; provided, however, that if any such date is not a Business Day, the applicable principal shall be due and payable on the Business Day immediately preceding such date. All unpaid principal with respect to the Tranche A Loan (and, for the avoidance of doubt, all accrued and unpaid interest, all due and unpaid Lender Expenses and any other amounts payable under the Loan Documents) is due and payable in full on the Term Loan Maturity Date. Interest shall accrue on this Tranche A Note commencing on, and including, the date of this Tranche A Note, and shall accrue on this Tranche A Note, or any portion thereof, for the day on which this Tranche A Note or such portion is paid. Interest on this Tranche A Note shall be payable in accordance with Section 2.3 of the Loan Agreement.
Principal, interest and all other amounts due with respect to this Tranche A Note are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Tranche A Note.
The Loan Agreement, among other things, (a) provides for the making of secured Term Loans by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.
This Tranche A Note may not be prepaid except as set forth in Section 2.2(c) of the Loan Agreement or as expressly provided in Section 8.1 of the Loan Agreement.
This Tranche A Note and the obligation of Borrower to repay the unpaid principal amount of this Tranche A Note, interest thereon, and all other amounts due Lender under the Loan Agreement are secured pursuant to the Collateral Documents.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Tranche A Note are hereby waived except for such notices as are expressly required under the Loan Documents.
THIS TRANCHE A NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Note Register; Ownership of Note. The ownership of an interest in this Tranche A Note shall be registered on a record of ownership maintained by Borrower. Notwithstanding anything else in this Tranche A Note to the contrary, the right to the principal of, and stated interest on, this Tranche A Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Tranche A Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Tranche A Note on the part of any other Person.
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IN WITNESS WHEREOF, Borrower has caused this Tranche A Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.
BORROWER:

EVOLUS, INC.,
as Borrower
By: _________________________________________
Name: _________________________________________
Title: _________________________________________

EXHIBIT B-2
SECURED TRANCHE B LOAN PROMISSORY NOTE
$12,500,000.00    Dated: [________], 202_
FOR VALUE RECEIVED, the undersigned, EVOLUS, INC., a Delaware corporation (“Borrower”), HEREBY PROMISES TO PAY to [BPCR LIMITED PARTNERSHIP] [BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP] (“Lender”), or its registered assignees, the principal amount of TWELVE MILLION, FIVE HUNDRED THOUSAND DOLLARS AND NO CENTS ($12,500,000.00), plus interest on the aggregate unpaid principal amount of this Secured Tranche B Loan Promissory Note (this “Tranche B Note”) ”) at a per annum rate equal to Adjusted Term SOFR for the Interest Period therefor plus the Applicable Margin, and in accordance with the terms of the Loan Agreement dated as of December 14, 2021 by and among Borrower, Lender, BioPharma Credit PLC, as Collateral Agent, the other Lenders from time to time party thereto and the other parties thereto (as may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount, all accrued and unpaid interest hereunder, all due and unpaid Lender Expenses and any other amounts payable under the Loan Documents shall be due and payable on the Term Loan Maturity Date. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.
Borrower shall make seven (7) equal quarterly principal payments of the Tranche B Loan, each in an amount equal to one-twelfth of the cumulative principal balance of the Tranche B Loan, commencing on the Initial Principal Payment Date and continuing quarterly on each Subsequent Principal Payment Date and, thereafter, Borrower shall make a principal payment of the Tranche B Loan in an amount equal to the remaining unpaid principal balance of the Tranche B Loan on the Term Loan Maturity Date; provided, however, that if any such date is not a Business Day, the applicable principal shall be due and payable on the Business Day immediately preceding such date. All unpaid principal with respect to the Tranche B Loan (and, for the avoidance of doubt, all accrued and unpaid interest, all due and unpaid Lender Expenses and any other amounts payable under the Loan Documents) is due and payable in full on the Term Loan Maturity Date. Interest shall accrue on this Tranche B Note commencing on, and including, the date of this Tranche B Note, and shall accrue on this Tranche B Note, or any portion thereof, for the day on which this Tranche B Note or such portion is paid. Interest on this Tranche B Note shall be payable in accordance with Section 2.3 of the Loan Agreement.
Principal, interest and all other amounts due with respect to this Tranche B Note are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Tranche B Note.
The Loan Agreement, among other things, (a) provides for the making of secured Term Loans by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.
This Tranche B Note may not be prepaid except as set forth in Section 2.2(c) of the Loan Agreement or as expressly provided in Section 8.1 of the Loan Agreement.
This Tranche B Note and the obligation of Borrower to repay the unpaid principal amount of this Tranche B Note, interest thereon, and all other amounts due Lender under the Loan Agreement are secured pursuant to the Collateral Documents.
Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Tranche B Note are hereby waived except for such notices as are expressly required under the Loan Documents.
THIS TRANCHE B NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Note Register; Ownership of Note. The ownership of an interest in this Tranche B Note shall be registered on a record of ownership maintained by Borrower. Notwithstanding anything else in this Tranche B Note to the contrary, the right to the principal of, and stated interest on, this Tranche B Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Tranche B Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Tranche B Note on the part of any other Person.
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IN WITNESS WHEREOF, Borrower has caused this Tranche B Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.
BORROWER:

EVOLUS, INC.,
as Borrower
By: _________________________________________
Name: _________________________________________
Title: _________________________________________